EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated May 31, 2011 with respect to the audited combined financial statements of China Xingbang Industry Group Inc. for the years ended December 31, 2010 and 2009, which report is included into the Registration Statement on Form 10 (Amendment No. 1) under the Securities Act of 1933 dated on August 30, 2011.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/BAKER TILLY HONG KONG LIMITED
Certified Public Accountants
Hong Kong
December 23, 2011